Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com

FOR RELEASE: Thursday, April 27, 2023
AMERICAN AIRLINES REPORTS FIRST-QUARTER 2023 FINANCIAL RESULTS
FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) today reported its first-quarter 2023 financial results, including:
•First-quarter net income of $10 million, or $0.02 per diluted share. Excluding net special items1, first-quarter net income of $33 million, or $0.05 per diluted share.
•Record first-quarter revenue of $12.2 billion, which represents a 37% increase year over year.
•Generated record operating cash flow of $3.3 billion2 and record free cash flow of $3.0 billion2 in the first quarter.
•Ended the quarter with $14.4 billion of total available liquidity.
•Reiterating full-year 2023 adjusted earnings per diluted share3 target of $2.50 to $3.50.
“The American Airlines team ran a great operation and delivered on our financial guidance for the quarter, resulting in a first-quarter profit for the first time in four years,” said American’s CEO Robert Isom. “Looking ahead to the remainder of 2023, we remain focused on reliability, profitability, strengthening the balance sheet, and creating even more value for our shareholders, team members, customers and the communities we serve.”
Running a reliable operation
The American Airlines team delivered a strong operational performance during the first quarter. American and its regional partners operated more than 476,000 flights in the first quarter, with an average load factor of 80.0%.
American delivered its best-ever first quarter completion factor and controllable completion factor, resulting in 13 mainline, 11 regional, and five combined mainline and regional zero-cancellation days, a significant improvement over the same period last year. American also outperformed the industry in on-time departures for the quarter, ranking first among the nine largest U.S. carriers.
Returning to profitability
American produced revenues of $12.2 billion in the quarter, a record for the first quarter and an increase of 37% versus the first quarter of 2022 on 9.2% more capacity. The strong revenue performance was driven by the continued strength of the demand environment. The company

American Airlines Reports First-Quarter 2023 Financial Results
April 27, 2023

produced an operating margin of 3.6% on a GAAP basis and 3.7% excluding the impact of net special items. American produced net income of $10 million in the first quarter on a GAAP basis.
Demand for American’s product remains strong. Domestic and short-haul international revenue continue to perform well, and the airline has seen noticeable strength in long-haul international demand and yield performance this year.
American will make a profit-sharing payment to its team members for the first time in three years. The company has accrued approximately $211 million to its profit-sharing pool, which for the purposes of 2022 was measured as the 12-month period ended March 31, 2023, and will be paid to team members in May.
Liquidity and balance sheet
American generated record operating and free cash flow of $3.3 billion2 and $3.0 billion2, respectively, in the first quarter. The company reduced total debt4 by more than $850 million in the quarter. Strengthening the balance sheet continues to be a top priority, and the company is approximately 60% of the way to its goal of reducing total debt by $15 billion by the end of 2025. As of March 31, 2023, American had reduced its total debt by more than $9 billion from peak levels in the second quarter of 2021. The company ended the quarter with approximately $14.4 billion of total available liquidity, comprised of cash and short-term investments plus undrawn capacity under revolving and other short-term credit facilities.
Guidance and investor update
Based on demand trends and the current fuel price forecast and excluding the impact of special items, the company expects its second-quarter 2023 adjusted earnings per diluted share3 to be between $1.20 and $1.40. American continues to expect its full-year 2023 adjusted earnings per diluted share3 to be between $2.50 and $3.50. The company’s forecasts include the estimated impact of anticipated new labor agreements.
For additional financial forecasting detail, please refer to the company’s investor update, furnished with this press release with the SEC on Form 8-K. This filing will also be available at
aa.com/investorrelations.
Conference call and webcast details
The company will conduct a live audio webcast of its financial results conference call at 7:30 a.m. CT today. The call will be available to the public on a listen-only basis at
aa.com/investorrelations. An archive of the webcast will be available on the website through May 27.
Notes
See the accompanying notes in the financial tables section of this press release for further explanation, including a reconciliation of free cash flow and all GAAP to non-GAAP financial information.
1.The company recognized $23 million of net special items after the effect of taxes in the first quarter, which principally included charges associated with debt refinancings and extinguishments.

American Airlines Reports First-Quarter 2023 Financial Results
April 27, 2023

2.Excludes the cash flow impact of financial assistance received pursuant to Payroll Support Program Agreements with the U.S. Department of the Treasury in prior periods. Please see the accompanying notes for the company’s definition of free cash flow, a non-GAAP measure.
3.Adjusted earnings per diluted share guidance excludes the impact of net special items. The company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time.
4.All references to total debt include debt, finance leases, operating lease liabilities and pension obligations.
About American Airlines Group
To Care for People on Life’s Journey®. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.
Cautionary statement regarding forward-looking statements and information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Reports First-Quarter 2023 Financial Results
April 27, 2023

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended March 31,		Percent Increase (Decrease)
	2023	2022
Operating revenues:
Passenger	$11,103	$7,818	42.0
Cargo	223	364	(38.7)
Other	863	717	20.4
Total operating revenues	12,189	8,899	37.0
Operating expenses:
Aircraft fuel and related taxes	3,167	2,502	26.6
Salaries, wages and benefits	3,281	3,154	4.1
Regional expenses:
Regional operating expenses	1,062	972	9.2
Regional depreciation and amortization	80	80	0.6
Maintenance, materials and repairs	712	617	15.4
Other rent and landing fees	708	678	4.4
Aircraft rent	344	353	(2.5)
Selling expenses	438	332	31.8
Depreciation and amortization	486	492	(1.2)
Special items, net	13	157	(91.4)
Other	1,460	1,285	13.5
Total operating expenses	11,751	10,622	10.6
Operating income (loss)	438	(1,723)	nm	(1)
Nonoperating income (expense):
Interest income	125	8	nm
Interest expense, net	(540)	(463)	16.6
Other income (expense), net	(6)	92	nm
Total nonoperating expense, net	(421)	(363)	16.0
Income (loss) before income taxes	17	(2,086)	nm
Income tax provision (benefit)	7	(451)	nm
Net income (loss)	$10	$(1,635)	nm

Earnings (loss) per common share:
Basic	$0.02	$(2.52)
Diluted	$0.02	$(2.52)
Weighted average shares outstanding (in thousands):
Basic	652,000	649,503
Diluted	656,707	649,503
Note: Percent change may not recalculate due to rounding.
(1)Not meaningful or greater than 100% change.

American Airlines Reports First-Quarter 2023 Financial Results
April 27, 2023

American Airlines Group Inc.
Consolidated Operating Statistics (1)
(Unaudited)

	3 Months Ended March 31,		Increase (Decrease)
	2023	2022
Revenue passenger miles (millions)	52,014	44,290	17.4%
Available seat miles (ASM) (millions)	65,006	59,533	9.2%
Passenger load factor (percent)	80.0	74.4	5.6 pts
Yield (cents)	21.35	17.65	20.9%
Passenger revenue per ASM (cents)	17.08	13.13	30.1%
Total revenue per ASM (cents)	18.75	14.95	25.4%
Cargo ton miles (millions)	422	536	(21.2) %
Cargo yield per ton mile (cents)	52.75	67.81	(22.2) %

Fuel consumption (gallons in millions)	965	894	7.9%
Average aircraft fuel price including related taxes (dollars per gallon)	3.28	2.80	17.3%

Operating cost per ASM (cents)	18.08	17.84	1.3%
Operating cost per ASM excluding net special items (cents)	18.06	17.58	2.7%
Operating cost per ASM excluding net special items and fuel (cents)	13.18	13.38	(1.4) %

Passenger enplanements (thousands)	48,232	42,722	12.9%
Departures (thousands):
Mainline	275	241	13.8%
Regional	201	231	(12.8) %
Total	476	472	0.8%
Average stage length (miles):
Mainline	1,123	1,158	(3.0) %
Regional	469	484	(3.2) %
Total	846	828	2.2%
Aircraft at end of period:
Mainline (2)	931	881	5.7%
Regional (3)	533	572	(6.8) %
Total	1,464	1,453	0.8%
Full-time equivalent employees at end of period:
Mainline	103,100	100,500	2.6%
Regional (4)	27,700	26,500	4.5%
Total	130,800	127,000	3.0%
Note: Amounts may not recalculate due to rounding.
(1)Unless otherwise noted, operating statistics include mainline and regional operations. Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.
(2)Excludes six Boeing 737-800 mainline aircraft that are in temporary storage at March 31, 2023.
(3)Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excluded from the aircraft count above are 70 regional aircraft that are in temporary storage at March 31, 2023 as follows: 41 Embraer 145, 19 Bombardier CRJ 700, five Embraer 170, four Bombardier CRJ 900 and one Embraer 175.
(4)Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.

American Airlines Reports First-Quarter 2023 Financial Results
April 27, 2023

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended March 31,		Increase (Decrease)
	2023	2022
Domestic (1)
Revenue passenger miles (millions)	35,750	32,632	9.6%
Available seat miles (ASM) (millions)	44,554	41,873	6.4%
Passenger load factor (percent)	80.2	77.9	2.3 pts
Passenger revenue (dollars in millions)	8,037	6,060	32.6%
Yield (cents)	22.48	18.57	21.1%
Passenger revenue per ASM (cents)	18.04	14.47	24.6%

Latin America (2)
Revenue passenger miles (millions)	9,008	7,652	17.7%
Available seat miles (millions)	10,510	10,310	1.9%
Passenger load factor (percent)	85.7	74.2	11.5 pts
Passenger revenue (dollars in millions)	1,915	1,227	56.1%
Yield (cents)	21.26	16.04	32.6%
Passenger revenue per ASM (cents)	18.22	11.90	53.1%

Atlantic
Revenue passenger miles (millions)	5,821	3,605	61.5%
Available seat miles (millions)	8,242	6,380	29.2%
Passenger load factor (percent)	70.6	56.5	14.1 pts
Passenger revenue (dollars in millions)	931	466	99.6%
Yield (cents)	16.00	12.94	23.6%
Passenger revenue per ASM (cents)	11.30	7.31	54.5%

Pacific
Revenue passenger miles (millions)	1,435	401	nm
Available seat miles (millions)	1,700	970	75.3%
Passenger load factor (percent)	84.4	41.4	43.0 pts
Passenger revenue (dollars in millions)	220	65	nm
Yield (cents)	15.30	16.13	(5.2) %
Passenger revenue per ASM (cents)	12.91	6.67	93.5%

Total International
Revenue passenger miles (millions)	16,264	11,658	39.5%
Available seat miles (millions)	20,452	17,660	15.8%
Passenger load factor (percent)	79.5	66.0	13.5 pts
Passenger revenue (dollars in millions)	3,066	1,758	74.4%
Yield (cents)	18.85	15.08	25.0%
Passenger revenue per ASM (cents)	14.99	9.96	50.6%
Note: Amounts may not recalculate due to rounding.
(1)Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.
(2)Latin America results include the Caribbean.

American Airlines Reports First-Quarter 2023 Financial Results
April 27, 2023

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
–Operating Income (Loss) (GAAP measure) to Operating Income (Loss) Excluding Net Special Items (non-GAAP measure)
–Operating Margin (GAAP measure) to Operating Margin Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Income (Loss) (GAAP measure) to Pre-Tax Income (Loss) Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)
–Net Income (Loss) (GAAP measure) to Net Income (Loss) Excluding Net Special Items (non-GAAP measure)
–Basic and Diluted Earnings (Loss) Per Share (GAAP measure) to Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs excluding net special items and fuel and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

Reconciliation of Operating Income (Loss) Excluding Net Special Items	3 Months Ended March 31,		Percent Increase (Decrease)
	2023	2022
	(in millions)
Operating income (loss) as reported	$438	$(1,723)
Operating net special items:
Mainline operating special items, net (1)	13	157
Operating income (loss) excluding net special items	$451	$(1,566)	nm

Calculation of Operating Margin
Operating income (loss) as reported	$438	$(1,723)
Total operating revenues as reported	$12,189	$8,899
Operating margin	3.6%	(19.4%)

Calculation of Operating Margin Excluding Net Special Items
Operating income (loss) excluding net special items	$451	$(1,566)
Total operating revenues as reported	$12,189	$8,899
Operating margin excluding net special items	3.7%	(17.6%)

Reconciliation of Pre-Tax Income (Loss) Excluding Net Special Items
Pre-tax income (loss) as reported	$17	$(2,086)
Pre-tax net special items:
Mainline operating special items, net (1)	13	157
Nonoperating special items, net (2)	15	3
Total pre-tax net special items	28	160

Pre-tax income (loss) excluding net special items	$45	$(1,926)	nm

Calculation of Pre-Tax Margin
Pre-tax income (loss) as reported	$17	$(2,086)
Total operating revenues as reported	$12,189	$8,899
Pre-tax margin	0.1%	(23.4%)

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax income (loss) excluding net special items	$45	$(1,926)
Total operating revenues as reported	$12,189	$8,899
Pre-tax margin excluding net special items	0.4%	(21.6%)

American Airlines Reports First-Quarter 2023 Financial Results
April 27, 2023

Reconciliation of Net Income (Loss) Excluding Net Special Items	3 Months Ended March 31,		Percent Increase (Decrease)
	2023	2022
	(in millions, except share and per share amounts)
Net income (loss) as reported	$10	$(1,635)
Net special items:
Total pre-tax net special items (1), (2)	28	160
Net tax effect of net special items	(5)	(35)
Net income (loss) excluding net special items	$33	$(1,510)	nm

Reconciliation of Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items
Net income (loss) excluding net special items	$33	$(1,510)
Shares used for computation (in thousands):
Basic	652,000	649,503
Diluted	656,707	649,503
Earnings (loss) per share excluding net special items:
Basic	$0.05	$(2.32)
Diluted	$0.05	$(2.32)

Reconciliation of Total Operating Costs per ASM Excluding Net Special Items and Fuel
Total operating expenses as reported	$11,751	$10,622

Operating net special items:
Mainline operating special items, net (1)	(13)	(157)
Total operating expenses excluding net special items	11,738	10,465

Aircraft fuel and related taxes	(3,167)	(2,502)
Total operating expenses excluding net special items and fuel	$8,571	$7,963
	(in cents)
Total operating expenses per ASM as reported	18.08	17.84

Operating net special items per ASM:
Mainline operating special items, net (1)	(0.02)	(0.26)
Total operating expenses per ASM excluding net special items	18.06	17.58

Aircraft fuel and related taxes per ASM	(4.87)	(4.20)
Total operating expenses per ASM excluding net special items and fuel	13.18	13.38
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:
(1)The 2022 first quarter mainline operating special items, net principally included a non-cash impairment charge to write down the carrying value of the Company's retired Airbus A330 fleet to the estimated fair value due to the market conditions for certain used aircraft. The Company retired its Airbus A330 fleet in 2020 as a result of the decline in demand for air travel due to the COVID-19 pandemic.
(2)Principally included charges associated with debt refinancings and extinguishments.

American Airlines Reports First-Quarter 2023 Financial Results
April 27, 2023

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	3 Months Ended March 31,
	2023	2022
Net cash provided by operating activities	$3,333	$1,185
Cash flows from investing activities:
Capital expenditures, net of aircraft purchase deposit returns	(505)	(807)
Purchases of short-term investments	(5,131)	(7,035)
Sales of short-term investments	2,666	7,089
Decrease in restricted short-term investments	29	36
Other investing activities	145	(54)
Net cash used in investing activities	(2,796)	(771)
Cash flows from financing activities:
Payments on long-term debt and finance leases	(2,326)	(661)
Proceeds from issuance of long-term debt	1,824	367
Other financing activities	(37)	(16)
Net cash used in financing activities	(539)	(310)
Net increase (decrease) in cash and restricted cash	(2)	104
Cash and restricted cash at beginning of period	586	408
Cash and restricted cash at end of period (1)	$584	$512

(1)The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash	$452	$376
Restricted cash included in restricted cash and short-term investments	132	136
Total cash and restricted cash	$584	$512

American Airlines Reports First-Quarter 2023 Financial Results
April 27, 2023

Free Cash Flow
The Company's free cash flow summary is presented in the table below, which is a non-GAAP measure that management believes is useful information to investors and others in evaluating the Company's ability to generate cash from its core operating performance that is available for use to reinvest in the business or to reduce debt. The Company defines free cash flows as net cash provided by operating activities less net cash used in investing activities, adjusted for (1) net purchases of short-term investments and (2) change in restricted cash. We believe that calculating free cash flow as adjusted for these items is more useful for investors because short-term investment activity and restricted cash are not representative of activity core to our operations.
This non-GAAP measure may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. Our calculation of free cash flow is not intended, and should not be used, to measure the residual cash flow available for discretionary expenditures because, among other things, it excludes mandatory debt service requirements and certain other non-discretionary expenditures.

3 Months Ended March 31, 2023

(in millions)
Net cash provided by operating activities	$3,333
Adjusted net cash used in investing activities (1)	(317)
Free cash flow	$3,016

(1)The following table provides a reconciliation of adjusted net cash used in investing activities for the three months ended March 31, 2023 (in millions):

Net cash used in investing activities	$(2,796)
Adjustments:
Net purchases of short-term investments	2,465
Decrease in restricted cash	14
Adjusted net cash used in investing activities	$(317)

American Airlines Reports First-Quarter 2023 Financial Results
April 27, 2023

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions, except shares)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets
Cash	$452	$440
Short-term investments	11,041	8,525
Restricted cash and short-term investments	955	995
Accounts receivable, net	1,989	2,138
Aircraft fuel, spare parts and supplies, net	2,308	2,279
Prepaid expenses and other	907	892
Total current assets	17,652	15,269
Operating property and equipment
Flight equipment	40,020	39,703
Ground property and equipment	10,030	9,913
Equipment purchase deposits	640	613
Total property and equipment, at cost	50,690	50,229
Less accumulated depreciation and amortization	(20,546)	(20,029)
Total property and equipment, net	30,144	30,200
Operating lease right-of-use assets	7,838	8,094
Other assets
Goodwill	4,091	4,091
Intangibles, net	2,057	2,059
Deferred tax asset	3,088	3,099
Other assets	1,916	1,904
Total other assets	11,152	11,153
Total assets	$66,786	$64,716
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$3,579	$3,274
Accounts payable	2,455	2,149
Accrued salaries and wages	1,809	1,713
Air traffic liability	9,053	6,745
Loyalty program liability	3,486	3,169
Operating lease liabilities	1,439	1,465
Other accrued liabilities	2,769	2,981
Total current liabilities	24,590	21,496
Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	31,586	32,389
Pension and postretirement benefits	2,737	2,837
Loyalty program liability	5,881	5,976
Operating lease liabilities	6,325	6,559
Other liabilities	1,438	1,258
Total noncurrent liabilities	47,967	49,019
Stockholders' equity (deficit)
Common stock, 652,817,674 shares outstanding at March 31, 2023	7	6
Additional paid-in capital	7,290	7,291
Accumulated other comprehensive loss	(4,567)	(4,585)
Retained deficit	(8,501)	(8,511)
Total stockholders' deficit	(5,771)	(5,799)
Total liabilities and stockholders’ equity (deficit)	$66,786	$64,716